Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Coachmen Industries, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52378) pertaining to the Retirement Plan and Trust of Coachmen Industries, Inc., 2000 Omnibus Stock Incentive Program and Supplemental Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-59251) pertaining to the 1994 Omnibus Stock Incentive Program, Registration Statement (Form S-8 No. 2-64572) pertaining to the Employee Stock Purchase Plan of Coachmen Industries, Inc. and in the related Prospectus of our reports dated February 20, 2008, with respect to the consolidated financial statements and schedule of Coachmen Industries, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Coachmen Industries, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 25, 2008